Exhibit 10.11

AMENDMENT NO. 1 TO THE

DIRECTOR COMPENSATION PROGRAM UNDER THE

INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN

The Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan (the "Program") is hereby amended by adding the following addendum:

Notwithstanding any other provision in the Program to the contrary, all retainer and meeting fees payable pursuant to the Program for services performed during the twelve-month period ending December 31, 2009 shall be reduced by ten percent.

In all other respects, the Program is hereby ratified and confirmed.  The effective date of this amendment is January 1, 2009.